CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" in this Registration Statement on Form N-1A No. 333-106576 of Dreyfus Premier Manager Funds I.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

New York, New York
July 28, 2004